UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 15, 2004

(Exact name of registrant as specified in its charter)

Maryland

001-11543

52-0735512

(State or other jurisdiction of incorporation)

(Commission File Number)

(IRS Employer Identification No.)

10275 Little Patuxent Parkway Columbia, Maryland	21044-3456

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code

(410) 992-6000

Not Applicable

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9.  Regulation FD Disclosure.

Incorporated by reference is a press release issued by the registrant on January 15, 2004 regarding common stock dividends and 2004 annual per share guidance, attached as Exhibit 99.1.  Also incorporated by reference is additional information related to the 2004 annual per share guidance released by the registrant on January 15, 2004, attached as Exhibit 99.2.  This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

This information is also available on the registrant’s internet website, www.therousecompany.com, by clicking “Investor Relations,” then “Financial Reports.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2004		THE ROUSE COMPANY

	By:	/s/ Melanie M. Lundquist
Melanie M. Lundquist
Senior Vice President and Corporate Controller